                                                                    EXHIBIT 10.8

                           ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT  (the "Agreement") dated  January 13, 1999,
                                          ---------
by and among VerticalNet, Inc., a Pennsylvania corporation (the "Purchaser"),
                                                                 ---------
Coastal Video Communications Corp., a Virginia corporation doing business as Coastal Training Technologies (the "Seller"), Paul V. Michels ("Michels") and
                                    ------                      -------
Philip P. Price ("Price" and, together with Michels, the "Key Employees").
                  -----                                   -------------

                                  BACKGROUND

     Seller operates a corporate training business which, among other things, publishes print materials, videos and interactive computer software covering a variety of topics.

     In connection with its safety training line of business, Seller has developed an online business referred to as "Safetyonline" which includes three internet websites named safetyonline.com, safetyonline.net and www.mro.net (collectively, the "Safetyonline Websites") which have become landing pages for
                    ---------------------
safety industry personnel and which offer gateway-type services such as a career page, safety forum, product showcase and a safety-related search engine.

     Seller desires to sell, and Purchaser desires to buy, certain assets of the Seller associated with the Safetyonline Websites (the "Business") upon the terms
                                                       --------
described below.

     The parties hereto agree that Seller and the Key Employees shall not compete with Purchaser except that Seller and the Key Employees shall be permitted to continue the operations that are not purchased by Purchaser in accordance with the terms set forth below.

     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

1.   Sale and Purchase.
     -----------------

     a)   Sale and Purchase of Assets.   Subject to the terms and conditions set
          ---------------------------
forth in this Agreement, Seller hereby sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases, acquires and takes assignment and delivery of, the following assets and all of Seller's right, title and interest therein and thereto (all of the assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the "Assets"),
                                                                   ------
free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever:

          i) any rights (including any rights to Intellectual Property (as defined below)) of Seller and any direct or indirect subsidiary of Seller to the URL, site and content (including, without limitation, text and graphics) of safetyonline.com, safetyonline.net and www.mro.net;

          ii) any rights of Seller and any direct or indirect subsidiary of Seller to software programs, modules, routines, data, text or graphic files, source or object codes and other components of the Safetyonline Websites used in operation of the Safetyonline Websites, or in the process of being developed, by, or on behalf of, the Seller for use in the Business;

          iii) any rights of Seller and any direct or indirect subsidiary of Seller in and under the agreements and contracts listed in Schedule 1.1(c)
                                                           ---------------
attached hereto (the "Purchased Contracts");
                      -------------------

          iv) any rights of Seller and any direct or indirect subsidiary of Seller to all information and records maintained by the Seller (in electronic or paper format) pertaining to customers and/or visitors of the Business including, without limitation, principal contacts, email and street addresses, telephone numbers, personal information, and purchasing history of such customers or visitors; provided, that the Seller shall be permitted to retain copies of such
          --------
information for any use in its continuing businesses not inconsistent with
Section 6.1; and

          v) any rights of Seller and any direct or indirect subsidiary of Seller to the trade names, trade dress, trademarks and service marks used on the Safetyonline Websites and as set forth on Schedule 1.1(e) attached hereto and
                                          ---------------
the goodwill associated therewith.

Purchaser acknowledges that this sale specifically excludes, inter alia, those
                                                             ----------
items identified or referred to in Schedule 1.1(f) attached hereto.
                                   ---------------

     b)   Assumed Obligations.  At the Closing, except as provided in Section
          -------------------                                         -------
1.3, Purchaser shall assume, and agree to pay, perform, fulfill and discharge,
---
all obligations of Seller (the "Assumed Obligations") required to be performed
                                -------------------
after the Closing (excluding payment obligations for goods or services the performance or delivery of which is initiated prior to the Closing Date) under any of the contracts and agreements set forth in Schedule 1.2 hereto (the
                                                 ------------
"Assumed Contracts"), except where (i) such obligations have arisen in
------------------
contravention of this Agreement or (ii) such obligations arise or have arisen out of any claim, lawsuit, investigation, proceeding, arbitration or other dispute relating to an act or omission taken or occurring prior to Closing.

     c)   No Other Liabilities Assumed.  Purchaser shall not and does not hereby
          ----------------------------
assume any liability or obligation or Seller, known or unknown, contingent or otherwise, asserted or unasserted, other than as specifically set forth in
Section 1.2.  Nothing contained herein shall cause the Purchaser to assume (a)
-----------
any liabilities or obligations arising out of the conduct of the Business prior to the Closing, whether known or unknown on the Closing Date; (b) any liabilities or obligations arising out of any provision of any agreement, contract, commitment or lease of the Seller, other than any liability or obligation under the Assumed Contracts arising and to be performed after the Closing; (c) any federal, state or local income or other tax: (i) payable with respect to the business, assets, properties or operations of the Seller or any member of any affiliated group of which Seller is a member, or (ii) incident to or arising as a consequence of the negotiation or consummation by the Seller or any member of any affiliated group of which Seller is a member of this Agreement and the transactions contemplated hereby; (d) any liability or obligation under or in connection with any assets not included in the Assets; (e) any employment-related liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of the Seller, whether or not employed by the Purchaser after the Closing, or under any benefit arrangement with respect thereto; or (f) any liability or obligation of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts.

     d)   Consideration.
          -------------

               i) Monetary Consideration. The aggregate monetary consideration to be paid by Purchaser to Seller for the Assets and by Purchaser to Seller and Key Employees for the covenant not to compete (the "Non-Compete Covenant") set
                                                    --------------------
forth in Section 6.3 shall be $310,000 (the "Purchase Price") and shall be payable as follows: (i) on the Closing Date, the Purchaser shall deliver $259,800 by certified or bank cashier's check or wire transfer of immediately available funds to such account as Seller shall designate, (ii) on the Closing Date, the Purchaser shall deliver $100.00 by certified or bank cashier's check or wire transfer of immediately available funds to such account as Michels shall designate, (iii) on the Closing Date, the Purchaser shall deliver $100.00 by certified or bank cashier's check or wire transfer of immediately available funds to such account as Price shall designate (the payments referenced in clauses (i) through (iii) above are collectively referred to herein as the "Closing Payments"), and (iv) on the Closing Date, the Purchaser shall deliver a
 ----------------
promissory note in the amount of $50,000 payable to Seller without interest on 90th day after the Closing Date in form and substance as set forth in Exhibit A
                                                                      ---------
attached hereto ("Note").
                  ----

               ii)  Nonmonetary Consideration.   As additional consideration to
                    -------------------------
Seller for the Assets and the Non-Compete Covenant, Purchaser shall (i) assume the Assumed Obligations and (ii) deliver to Seller at Closing an advertising contract, in substantially the form set forth in Exhibit B attached hereto (the
                                                 ---------
"Advertising Contract").
 --------------------

               (c)    Allocation.  Each of the parties hereto agrees and
                      ----------
acknowledges that the transactions contemplated herein do not constitute an "applicable asset acquisition" within the meaning of such term as set forth in
Section 1060 of the Internal Revenue Code of 1986, as amended.

               (d)    Freeware.  Seller and Purchaser hereby agree that the
                      --------
consideration paid by Purchaser hereunder shall not be applied to, and is not in consideration for, any freeware acquired by Purchaser under the terms of this Agreement.

2.Closing.  The closing of the purchase and sale of the Assets (the "Closing")
  -------                                                            -------
shall take place on such date (the "Closing Date") and at such time as the
                                    ------------
parties may mutually agree and may simultaneously with the execution of this Agreement. The Closing shall be consummated by facsimile transmission. The parties shall (x) transmit facsimile copies of all executed documents required to be executed pursuant to this Agreement and (y) mail via overnight courier four (4) executed originals of each document to the offices of counsel for each
of the respective parties.   The Closing shall be effective as of 11:59 p.m.,
Eastern Time, on the Closing Date. At the Closing, subject to the terms and conditions herein contained, the following shall occur:

     a)   Deliveries by the Seller at the Closing.  The Seller shall deliver
          ---------------------------------------
to the Purchaser any instruments and documents of conveyance and transfer, in a form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of the Seller's right, title and interest in and to the Assets (including UCC partial releases in connection with the release of all liens against the Assets, if any), and simultaneously with such delivery, all steps will be taken as may be required to put the Purchaser in actual possession and operating control of the Assets.

     b)   Deliveries by the Purchaser at the Closing.  On the Closing Date, the
          ------------------------------------------
Purchaser shall deliver the Note and the Advertising Contract to Seller and shall deliver the Closing Payments to Seller and Key Employees.

3. Representations and Warranties of the Seller.  Seller represents and
   --------------------------------------------
warrants to and agrees with the Purchaser as follows:

     a)   Organization, Good Standing and Share Ownership.  Seller is a
          -----------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now being conducted. Seller has delivered to Purchaser true and complete copies of the Certificate or Articles of Incorporation and Bylaws of Seller. No person owns beneficially more than 10% of the outstanding capital stock of Seller other than Michels.

     b)   Chief Executive Office.  The principal place of business and chief
          ----------------------
executive office of the Seller is located in Virginia Beach, Virginia.

     c)   Authority and Compliance.  The Seller has full power and lawful
          ------------------------
authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, reorganization, moratorium, insolvency and debtors' relief and similar laws affecting the enforcement of creditors' rights, and by general principles of equity ("Debtors' Rights"). Neither the execution and delivery of
                       ---------------
this Agreement by the Seller nor the consummation and performance of the transactions contemplated hereby (a) will conflict with or violate any agreement to which the Seller is a party or by which it is bound or any federal, state, local or other governmental law or ordinance or (b) will require the authorization, approval or consent by, or any notice to or filing with, any third party, except for such authorizations, approvals and consents which, if not granted or obtained, would not in the aggregate have a material adverse effect on the condition of the Assets or the Business including, without limitation, the consent of any third parties under any of the agreements listed on Schedule 3.6.
   ------------

     d)   Financial Statements. The Seller has delivered to Purchaser (i)
          --------------------
audited financial statements (including without limitation, the balance sheet, income statement and statement of cash flows) of the Seller for the year ended December 31, 1997, and (ii) unaudited statement of revenues for the Business for the year ended December 31, 1997 and for the nine-month period ended September 30, 1998 (collectively, the "Financial Statements"). The Financial Statements
                             --------------------
present fairly the revenues of Seller and the Business, as applicable, for the periods indicated.

     e)   No Material Changes.  Since September 30, 1998 there has not been
          -------------------
(a) any material adverse change in the Assets or the operations or condition (financial or otherwise) of the Business or of the Seller; or (b) any actual or threatened trouble or disruption of the Seller's relations with the Business' agents, customers or suppliers. Since September 30, 1998, the Seller has conducted the Business only in the ordinary course consistent with past practice, has not incurred any material liabilities, and has not entered into any transaction, contract or arrangement, or made any payment or distribution except in ordinary course of business, consistent with past practice.

     f)   Advertising Contracts. Attached hereto as Schedule 3.6 is a true,
          ---------------------                     ------------
correct and complete list of all the advertising contracts related to the Business under which there are unbilled, partially billed or unfulfilled obligations owing from a third party to Seller and included in such schedule shall be the name of the parties to such contract, a brief description of such contract, the amount billed to any third party by Seller as of the Closing Date, term of such contract, and the amount unbilled and the obligations unfulfilled as of the Closing Date.

     g)   Assets.  The Seller has good, valid and marketable title to, valid
          ------
leasehold interests in, or valid licenses to use, all of the Assets, free and clear of all liens, pledges, mortgages, security interests, claims or encumbrances of any nature whatsoever except for Permitted Encumbrances (as defined below). All of the Assets are (a) in good operating condition and repair (subject only to ordinary wear and tear), (b) are usable in the ordinary course of the Business consistent with past practice and (c) are in the possession or under the control of the Seller. As used in this Agreement, "Permitted Encumbrances" shall mean liens on the Assets to secure taxes,
 ----------------------
assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue. This Section 3.6 shall not apply to Intellectual Property, all of which is subject to Section 3.9.

     h)   Contracts.  True and complete copies of all Assumed Contracts and all
          ---------
Purchased Contracts have been delivered to Purchaser and each Assumed Contract and each Purchased Contract is a valid and binding obligation in full force and effect in accordance with its respective terms with respect to the Seller (as applicable) and is valid and binding obligation in full force and effect in accordance with its respective terms with respect to any other party thereto, except as the enforceability may be limited by Debtors' Rights. The Seller is not in material default under any of the Assumed Contracts or any of the Purchased Contracts and to Seller's knowledge no third party is in material default under any of the Assumed Contracts or any of the Purchased Contracts.

     i)   Legal Proceedings; Compliance with Law and Organizational Documents.
          -------------------------------------------------------------------
There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations pending or, to the Seller's knowledge, threatened against or affecting the Business or the Assets. The Seller does not have any knowledge of any state of facts that might reasonably form the basis of any claim, liability or litigation against the Seller affecting the Business or the Assets. The conduct of the Business by the Seller, and its use of the Assets, are in material compliance with all applicable federal, state, local or other governmental laws, ordinances, codes, rules and regulations. The Seller owns or possesses in the operation of the Business all franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted; the Seller is not in default, nor has it received any notice of any claim or default, thereunder or any notice of any other claim or proceeding or threatened proceeding relating thereto; and neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent thereunder or have any material adverse effect thereon.

     j)   Intellectual Property.   Except as set forth on Schedule 3.10 hereto,
          ---------------------                           -------------
(i) the Seller owns (or has adequate rights to use pursuant to license, sublicense, agreement or permission) all patents, trademarks, trade names, service marks, copyrights, software, trade secrets or know-how (collectively, "Intellectual Property") used by the Seller in the Business free and clear of
 ---------------------
any lien, mortgage, security interest, pledge, restriction, defect of title or other claim, charge or encumbrance; (ii) in connection with the operation of the Business, the Seller does not infringe upon or unlawfully or wrongfully use any material Intellectual Property owned or claimed by any other person or entity;
(iii) the Seller owns or has the lawful right to use all Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise; (iv) the Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any of the Intellectual Property; or (v) no present or former employee of the Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor, which the Seller owns, possesses or uses in its operations as now or heretofore conducted. Notwithstanding anything in this Agreement to the contrary, Seller (a) does not own any registered marks other than the "Safetyonline" trade/service mark and
(b) owns the domain names "safetyonline.com", "safetyonline.net" and "mro.net".

     k)   Operational Elements.  Except as set forth on Schedule 3.11 hereto,
          --------------------                          -------------
the Assets include any and all rights for software programs, modules, routines, data, text or graphic files, source or object codes and other components of the Safetyonline Websites which are used in the operation of any of the Safetyonline Websites and such operational elements shall include all written or electronic documentation which is in the possession of Seller.

     l)   Benefit Plans.  Lesley McCormick is not a participant or member of any
          -------------
employee benefit plan sponsored or maintained by the Seller or any direct or indirect subsidiary of Seller.

     m)   Consents and Approvals of Governmental Authorities.  No consent,
          --------------------------------------------------
approval or authorization of, or declaration, filing or registration with, any court or other governmental or regulatory authority, agency, commission, or other entity, domestic or foreign is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement by the Seller or the consummation of the sale of the Assets to the Purchaser.

     n)   Undisclosed Liabilities.  None of the Assets are subject to any
          -----------------------
liability, indebtedness, obligation or claim of any type, whether accrued, absolute, contingent, matured or unmatured ("Liabilities"), except those
                                             -----------
Liabilities arising in the ordinary course of business consistent with past practice under any contract specifically disclosed in Schedule 1.1(c) to this
                                                      ---------------
Agreement.

     o)   Tax Returns.  All material federal, state, local, foreign or other
          -----------
governmental income, profit and franchise, gross receipts, sales, use, intangibles, inventory, capital stock, ad valorem, transfer, employment, payroll, withholding, occupation, property, license, stamp and excise taxes, custom duties or other taxes, fees, assessments or charges whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto due with respect to the Seller which could result in any lien or encumbrance on the Assets, have been fully paid by the Seller.

     p)   Customers.  The Seller currently maintains, good working relationships
          ---------
with all of the customers and suppliers of the Business. No current customer or supplier of the Business has given the Seller notice terminating, canceling or threatening to terminate or cancel any contract (including, without limitation, any of the Assumed Contracts or the Purchased Contracts) or relationship with the Seller.

     q)   Transactions with Affiliates.  Neither the Seller nor any affiliate of
          ----------------------------
the Seller nor any member of his or her immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Assumed Contract or any Purchased Contract. All disclosed transactions, if any, between the Seller, or an affiliate thereof have been on substantially the same terms and conditions as similar transactions between non-affiliated parties and are properly recorded on the books and records of the Seller.

     r) Disclosure.  No representation or warranty hereunder or information
        ----------
contained in any Schedule or any certificate, statement or other document delivered by the Seller in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Seller which might materially and adversely affect the Business or the Assets which has not been disclosed to the Purchaser in this Agreement or a certificate, statement or other document delivered by the Seller.

4. Representations and Warranties of the Purchaser.  The Purchaser represents
   -----------------------------------------------
and  warrants to and agrees with the Seller as follows:

     a) Organization and Good Standing.  The Purchaser is a corporation duly
        ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Purchaser has full corporate power and authority to conduct its business as now conducted and to own and operate the assets and properties now owned and operated by it.

     b) Authority and Compliance.  The Purchaser has full power and lawful
        ------------------------
authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation and performance of the transactions contemplated hereby (a) will conflict with or violate the Articles of Incorporation or Bylaws of the Purchaser or any agreement to which the Purchaser is a party or by which it is bound or any federal, state, local or other governmental law or ordinance or (b) will require the authorization, approval or consent by, or any notice to or filing with, any third party.

5. License.  Purchaser hereby grants Seller a non-exclusive, non-transferable,
   -------
irrevocable, royalty-free license in perpetuity to use the source codes described in Section 1.1(b) in Seller's continuing businesses in a manner consistent with Section 6.1.

6. Other Agreements.
   ----------------

     a) Covenant Not to Compete.
        -----------------------

               i) For a period of three years from and after the Closing Date, the Seller and each Key Employee hereby agrees that he or it will not directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, employee, partner, principal, agent, representative, consultant or otherwise with any business that engages in any of the following activities (the "Restricted Activities"):
 ---------------------

                      (i) is engaged in the selling of advertising on or sponsorships rights to websites;

                      (ii) is engaged in owning, servicing or maintaining a safety industry landing page which is, or may be, used by safety industry professionals as a gateway to the Internet; or

                      (iii) is engaged in offering gateway type services to businesses and/or individuals associated with the safety industry, including, without limitation, such services as a career page, safety forum, product showcase, safety search or similar type service;

provided, however, that the definition of Restricted Activities shall not
--------  -------
include (A) any online activities or services not specifically enumerated above which Seller may use to support any of its current or future businesses and assets which are not being purchased by Purchaser, such as the posting of news and links to publications, organizations or associations, maintaining chat rooms and bookstores, hosting chats with industry experts, providing training and education services (including distribution of training materials via the Internet), and supporting the sale of Seller's products and products distributed by seller, including, for example the activities currently conducted through Seller's coastal.com website and its "Safety Currents" and "Health Trends" online newsletters and (B) any other activity not specifically enumerated above.

          ii) The Seller and each Key Employee acknowledges and understands that (i) the Purchaser is and will be relying upon the agreements made by the Seller in this Section 6.1 in entering into this Agreement and consummating the transactions contemplated hereby and (ii) the restrictions contained in this
Section 6.1 are reasonable and necessary to protect the legitimate interests of the Purchaser, and that any violation will result in irreparable injury to the Purchaser.

          iii) The Seller and each Key Employee agrees that the Purchaser shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6, which rights shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled. The liabilities of the Seller and each Key Employee to the Purchaser under this Section 6.1 shall be several and not joint. In the event that any of the provisions of this Section 6.1 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

     b) Best Efforts.  Subject to the respective rights and obligations of the
        ------------
Seller and the Purchaser under this Agreement, each party shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance Section 2 hereof.

     c) Assignment of Contracts.  If any required consent to the assignment of
        -----------------------
any of the Assumed Contracts or the Purchased Contracts is not obtained or if an attempted assignment thereof would be ineffective, the Seller and the Purchaser shall cooperate to provide the Purchaser with the benefits and obligations thereunder in accordance with such agreement until such consent or effective assignment can be obtained.

     d) Re-Naming of the Company.  The Seller shall take all steps necessary to
        ------------------------
change any trade names pursuant to which it conducts its business, to a name dissimilar to the name by which the Business is known and will file as promptly as practicable in all jurisdictions in which it is qualified to do business, any documents necessary to reflect such change.

     e) Transition of the Business.  The Purchaser and the Seller shall use
        --------------------------
commercially reasonable efforts to cooperate in an orderly transition of the Business and transfer of the Assets to the Purchaser. Without limiting the generality of the foregoing, Seller will cooperate with Purchaser in migrating the contents and functionality of the Business's website from computer systems owned or maintained by Seller to such computer systems as Purchaser shall direct.

     f) Software Licensing Agreements. Until the transition of the Business has
        -----------------------------
been accomplished to the satisfaction of Purchaser or 90 days after the Closing Date, whichever occurs first, Seller hereby agrees (i) not to terminate any and all software licensing agreements used by Seller in the Business under which Seller is the licensee, and (ii) to maintain the existing content and functionality of the Safetyonline Websites.

7. Indemnification.
   ---------------

     a) Survival.  All of the representations, warranties, covenants and
        --------
obligations contained in this Agreement or in any instrument or document delivered pursuant to this Agreement shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that all
                                                    --------  -------
representations and warranties contained in this Agreement, and the obligations of Seller and Purchaser to indemnify each other for breaches thereof as set forth in this Section 7, shall survive and continue for, and all indemnification claims with respect thereto shall be made within, one year following the Closing Date, except for (i) the indemnification obligations related to Section 7.2(a) which shall survive until expiration of the applicable statute of limitations, and (ii) the representations, warranties and related indemnification obligations for which notice of an indemnification claim shall have been received as of the end of the applicable period referred to in this Section, which shall survive with respect to such indemnification claim until the final disposition thereof.

     b) Indemnification by the Seller.  The Seller shall reimburse and indemnify
        -----------------------------
and hold the Purchaser and each of its directors, officers, shareholders, employees, representatives and agents (collectively, the "Purchaser Parties")
                                                          -----------------
harmless against and in respect of any and all damage, loss, liability, deficiency, settlement payments, costs, levies, expenses or obligations, whether or not the result of a third party claim (collectively, "Damages"), in
                                                                 -------
connection, resulting from or relating to:

          i) any and all liabilities or obligations of any nature whatsoever of or relating to claims for federal, state, local, foreign or other taxes assessed against Purchaser, the Business or the Assets, which arise out of or are related to Seller's operation or conduct of the Business prior to the Closing, and not specifically assumed by Purchaser hereunder.

          ii) any and all liabilities or obligations of any nature whatsoever of or relating to the Seller, or relating to or arising out of the Assets (prior to the Closing Date), the Seller's operations or the Business or the actions of the Seller's officers, employees, representatives or agents, except for those liabilities and obligations arising under the Assumed Obligations following the Closing;

          iii) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Seller under this Agreement;

          iv) the parties' failure to comply with any bulk sales law or similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement or any action brought or levy made as a result thereof;

          v) any and all actions, suits, claims, allegations, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, levies, costs and other expenses (including without limitation reasonable audit and legal fees) incident to any of the foregoing; and

          vi) any claim that any content provided by Seller for use on any of the Purchaser's websites constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party.

     c) Indemnification by the Purchaser.  The Purchaser shall reimburse and
        --------------------------------
indemnify and hold the Seller and each of its directors, officers, shareholders, employees, representatives and agents (collectively, the "Seller Parties")
                                                          --------------
harmless against and in respect of any Damages in connection, resulting from or relating to:

          i) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Purchaser under this Agreement; and

          ii) any and all actions, suits, claims, allegations, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, levies, costs and other expenses (including without limitation reasonable audit and legal fees) incident to the foregoing.

     d) Limitation on Indemnification.  Except for the specific exceptions
        -----------------------------
contained in this Section 7.4, the indemnification obligations of the Seller and the Purchaser shall be limited as follows:

          (a) Neither the Seller Parties nor the Purchaser Parties shall be entitled to seek indemnification under this Section 7 until the aggregate of all Damages incurred by such parties exceeds $31,000 (the "Basket Amount"). Once
                                                       -------------
the Basket Amount has been exceeded, the indemnifying party shall be liable to the indemnified parties for the full amount of such Damages; and

          (b) Neither the Seller nor the Purchaser shall be liable for payments of indemnification under this Section 7 in an aggregate amount greater than $450,000;

provided, however, that, notwithstanding anything contained herein to the
--------  -------
contrary, the limitations on the indemnification obligations of the parties hereto contained in this Section 7.4 shall not apply with respect to Damages arising under (i) fraud or fraud in the inducement or (ii) the intentional breach of any covenant or agreement contained herein.

     e) Procedure for Indemnification.  If any claim is made against a party (an
        -----------------------------
"indemnified party") that, if sustained, would give rise to a liability of
 -----------------
another party (the "indemnifying party") under this Agreement, the indemnified
                    ------------------
party shall promptly cause notice of the claim to be delivered to the indemnifying party along with all of the facts, information or materials relating to such claim of which the indemnified party is aware and shall afford the indemnifying party and its counsel, at the indemnifying party's sole expense, the opportunity to defend or settle the claim.

          i) The indemnifying party shall have 15 business days after delivery thereof to elect, in writing to the indemnified party, to defend or settle the
claim, exercising reasonable business judgment, at its own expense.   Until
written notice electing to defend or settle any claim that, if sustained, would give rise to a liability under this Agreement, the indemnified party may take, at the expense of the indemnifying party, any action it reasonably believes necessary to preserve its rights with respect to such claim, after promptly notifying the indemnifying party of its intention to take such action and the indemnifying party does not elect to take such other action.

          ii) If the indemnifying party shall so elect to defend or settle the claim, the indemnifying party may not settle such claim without the prior written consent of the indemnified party; provided that, if the indemnified
                                          --------
party does not consent to such a settlement, the indemnifying party's liability to indemnify the indemnified party for such claim shall be limited to the expenses and costs reasonably necessary to preserve its rights to such claim (other than any costs of counsel retained by the indemnified party solely to monitor the indemnifying party's obligations hereunder) that the indemnified party has incurred up to the time of the proposed settlement plus the amount of the proposed settlement. The indemnified party agrees to use commercially reasonable efforts to cooperate with the indemnifying party in defending any claim, at the indemnifying party's expense.

          iii) If the indemnifying party shall fail to so elect to defend or settle such claim (exercising reasonable business judgment) at its own expense, within 30 days of delivery of notice of the claim, or otherwise so fail to defend or settle the claim, the indemnified party shall have the right, but not the obligation, to undertake the defense of and to settle (exercising reasonable business judgment) the claim on behalf, for the account and at the risk, of the so failing party. The indemnified party shall use commercially reasonable efforts to settle any such claim at commercially reasonable amounts determined in good faith by the indemnifying party.

          iv) In the event the indemnified party should have a claim against the indemnifying party that does not involve a claim or demand by a third party, the indemnified party shall promptly cause notice of such claim to be delivered to the indemnifying party. The indemnifying party shall have 15 business days after delivery thereof to elect, in writing to the indemnified party, to defend or settle the claim, exercising reasonable business judgment, at its own expense. If the indemnifying party does not notify the indemnified party within 20 days after the indemnified party's notice that it disputes such claim, the amount of such claim shall be conclusively deemed as a liability of the indemnifying party. If the indemnifying party disputes such claim, the indemnifying party and the indemnified party shall attempt in good faith for a period of 30 days to settle any such dispute.

     f) Other Remedies.  The indemnity of this Section 7 shall be the exclusive
        --------------
remedy of any party for a breach, misrepresentation, nonfulfillment, or default in the performance of the representations, warranties, covenants, or agreements of this Agreement or any certificate, exhibit, or schedule contemplated hereby, except in the event of actual fraud or fraud in the inducement; provided,
                                                                --------
however, Section 6.1(c) shall govern the remedies of Purchaser against Seller
-------
and the Key Employees for a breach by them of the covenants contained in Section
6.1 only.

8. Miscellaneous.
   -------------

     a) Broker's Fees.  Each of the parties hereto (a) represents and warrants
        -------------
that it has not taken and will not take any action that would cause the other party hereto to have any obligation or liability to any person for a finder's or broker's fee except as may be agreed to in writing and (b) agrees to indemnify the other party hereto for breach of the foregoing representation and warranty.

     b) Expenses. Each party hereto shall pay its own expenses, including
        --------
without limitation the reasonable fees and expenses of its counsel, incurred in connection with this Agreement and the transactions contemplated hereby.

     c) Contents of Agreement; Amendment; Parties in Interest; Assignment; Etc.
        -----------------------------------------------------------------------
This Agreement, which includes all schedules and exhibits hereto, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties, including, without limitation, that certain letter of intent bearing a December 21, 1998 date entered into by Seller and Purchaser which is hereby rendered null and void ab
                                                                            --
initio. This Agreement may be amended, modified or supplemented only by written
------
instrument duly executed by each of the parties hereto. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. The Purchaser may upon prior written notice to Seller assign its rights and benefits hereunder, including without limitation the benefit of any representation, warranty or covenant, to any wholly-owned affiliated entity, but no party hereto shall assign this Agreement or any right, benefit or obligation hereunder to any other party. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     d) Notices.  All notices which are required or permitted hereunder shall be
        -------
sufficient and shall be then deemed given if and when given in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, by facsimile (with confirmation received) or by nationally recognized courier service (or to such other addressee or address as shall be set forth in a notice given in the same manner) as follows:

          If to the Purchaser:

               VerticalNet, Inc.
               2 Walnut Grove Drive, Suite 150
               Horsham, Pa 19044
               Attn:  Mr. Gene Godick
               Facsimile:  215- 443-3336

          with a required copy to:

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA  19103-6993
               Attn:  Stephen M. Goodman, Esquire
               Facsimile: 215-963-5299

          If to the Seller:

               Coastal Video Communications Corp.
               3083 Brickhouse Corp.
               Virginia Beach, VA 23452
               Attn:  Mr. Philip P. Price
               Facsimile:  757-631-4304

          with a required copy to:

               Hofheimer Nusbaum, P.C.
               999 Waterside Drive

               Dominion Tower, Suite 1700
               Norfolk, VA 23510
               Attn: William A. Old, Jr.
               Facsimile: 757-629-0660

          If to a Key Employee:

               [Name of Key Employee]
               c/o Coastal Video Communications Corp.
               3083 Brickhouse Corp.
               Virginia Beach, VA 23452
               Facsimile:  757-631-4304

     e) Governing Law.  This Agreement shall be construed and interpreted in
        -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its provisions concerning conflict of laws.

     f) Public Announcements.  The Seller shall not make any public statements,
        --------------------
including without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior consent of the Purchaser, except as may be required by law.

     g) Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     h) Consent to Jurisdiction.  Any legal action or proceeding with respect to
        -----------------------
this Agreement shall be brought in the courts of the Commonwealths of either Virginia or Pennsylvania or of the United States located within such jurisdictions, and, the parties hereto each accept the exclusive jurisdiction of such courts. Each of the parties hereto hereby waives any claim that any such court lacks jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over it. Each of the parties hereto hereby further waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforesaid courts and further waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     i) Further Assurances.  Each party hereto agrees to execute any and all
        ------------------
documents, and to perform such other acts, to the extent permitted by law, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

      11.10    Incorporation of Exhibits and Schedules.  The exhibits and
               ---------------------------------------
schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The term "Agreement" shall include all such exhibits, schedules, certificates, and writings.

      11.11    Rights of Third Parties.  Nothing in this Agreement shall be
               -----------------------
construed as giving any person, firm, corporation, or other entity, other than the parties who are signatory hereto and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.


                         PURCHASER:

                         VERTICALNET, INC.



                         By:  /s/    Gene S. Godick
                             ------------------------------------
                              Name:  Gene S. Godick
                              Title: Chief Financial Officer


                         SELLER:

                         COASTAL VIDEO COMMUNICATIONS CORP.



                         By:  /s/ Paul V. Michels
                             ------------------------------------
                              Name:  Paul V. Michels
                              Title: President

                         KEY EMPLOYEES:



                             /s/ Paul V. Michels
                         ----------------------------------------
                         Paul V. Michels



                            /s/ Philip P. Price
                         ----------------------------------------
                         Philip P. Price